UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) May 16, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                  48265-3000
      -----------------------------------------                  ----------
      (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS' ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS

Peter R. Bible informed the Corporation on May 16, 2006 that he was resigning from his position as Chief Accounting Officer and Assistant Controller effective June 1, 2006.

On May 17, 2006, the Corporation issued the following press release

GM ANNOUNCES RESTRUCTURING OF FINANCE ACTIVITIES

DETROIT -- General Motors today announced that it plans to restructure its Corporate Controller's Office in light of the planned retirement of its current controller, Paul W. Schmidt.

Schmidt, 61, is electing to retire from GM later this year, capping a 37-year career at GM. Following Schmidt's retirement, GM will combine the positions of controller and chief accounting officer. The company has begun an external search for a candidate using executive recruiter Crist Associates. Schmidt will continue in his current position until a successor is named.

Chief Financial Officer Frederick "Fritz" Henderson said, "Paul has made tremendous contributions to General Motors over 37 years in the finance organization. Having worked in a number of different positions and operations throughout GM, he has been a tremendous resource to the company on a global scale. And, I'm grateful that he will continue to help GM over the next several months through this transition to a new controller and chief accounting officer."

GM also announced today that its current chief accounting officer, Peter Bible, has elected to resign from the company to pursue other career options, effective June 1, but at the company's request has agreed to continue to support GM during the transition period in a consulting role. "I know the entire GM family joins me in thanking Pete for his service to GM and wishing him the best as he pursues new opportunities," said Henderson.

In addition, GM said it has retained an outside financial advisory firm, AlixPartners, to assist the corporation with a broad range of accounting, financial reporting and related matters. AlixPartners will provide personnel to support the corporation during the transition to a new controller and chief accounting officer, including assisting with assessments of the corporation's internal, financial reporting and disclosure controls and implementing steps to improve them on an ongoing basis.

"One of our key objectives in finance is to minimize risk," said Henderson. "To that end, we are moving quickly to make sure that we have a robust level of internal controls and systems in place - and AlixPartners has tremendous expertise to support this initiative."

General Motors Corp. (NYSE: GM), the world's largest automaker, has been the global industry sales leader for 75 years. Founded in 1908, GM today employs about 327,000 people around the world. With global headquarters in Detroit, GM manufactures its cars and trucks in 33 countries. In 2005, 9.17 million GM cars and trucks were sold globally under the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, HUMMER, Opel, Pontiac, Saab, Saturn and Vauxhall. GM operates one of the world's leading finance companies, GMAC Financial Services, which offers automotive, residential and commercial financing and insurance. GM's OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.


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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)

Date:  May 17, 2006                  By:  /s/PAUL W. SCHMIDT
                                     ---  ------------------
                                          (Paul W. Schmidt, Controller)